UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 14, 2022

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue
Dubuque,	Iowa	52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(b) Director resignation

Pursuant to the Agreement described below, effective December 14, 2022, Lynn B. Fuller resigned from the Board of Directors (the “Board”) of Heartland Financial USA, Inc. (the “Company”).

Item 8.01 Other Events.

On December 14, 2022, the Company entered into an Agreement (the “Agreement”) with certain of its stockholders (collectively, the “Stockholder Group”).

Pursuant to the Agreement, Mr. Fuller agreed to resign from the Board and the Stockholder Group agreed to promptly terminate the Stockholder Agreement among the members of the Stockholder Group (the “Stockholder Agreement”) dated March 8, 2022, subject to certain surviving provisions, and to file with the U.S. Securities and Exchange Commission an amendment to its Schedule 13D with respect to the Company, reporting the entry into the Agreement, the termination of the Stockholder Agreement and the termination of the Stockholder Group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended.

Pursuant to the Agreement, each member of the Stockholder Group also agreed to certain standstill provisions from the date of the Agreement until the date that is fifteen days prior to the deadline for the submission of stockholder proposals for the 2024 annual meeting of the Company’s stockholders under the Company’s Amended and Restated Bylaws. These provisions prohibit each member of the Stockholder Group from, among other things, (a) purchasing or offering to acquire any equity or other voting securities of the Company, (b) engaging or participating in any solicitation of proxies with respect to any equity or other voting securities of the Company, (c) joining in any “group” or voting arrangement with respect to any equity or other voting securities of the Company, (d) seeking or submitting any nomination in furtherance of a “contested solicitation” or seeking, encouraging or taking any other action with respect to the appointment, election or removal of any directors of the Company, including initiating, encouraging or participating in any “vote no,” “withhold” or similar campaign, (e) proposing any merger, acquisition or other business combination transaction involving the Company or its subsidiaries or encouraging third parties to do so or publicly commenting on any such merger, acquisition or other business combination transaction, (f) calling or seeking to call a special meeting of the Company’s stockholders, (g) seeking Board representation, (h) making any request for a list of the Company’ stockholders or other books and records of the Company or its subsidiaries, (i) engaging in any short sale of or holding a short position in securities of the Company or (j) influencing third parties with respect to the voting or disposition of any securities of the Company.

The Agreement also includes provisions regarding other matters agreed among the parties including, but not limited to, mutual non-disparagement and confidentiality covenants, mutual release of claims and reimbursement of certain expenses.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
99.1 Agreement, dated as of December 14, 2022, by and among the Company and the stockholders party thereto.*

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2022	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Bryan R. McKeag
Executive Vice President
Chief Financial Officer